UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    202-295-4200

                                Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2026, Cogent Fiber, LLC, a Delaware limited liability company (the “Seller”) and an indirect wholly owned subsidiary of Cogent Communications Holdings, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with an affiliate of I Squared Capital (the “Buyer”). Pursuant to the Purchase Agreement, the Seller will sell to the Buyer 10 data center facilities (the “Facilities”), together with certain personal property and customer contracts located at each of the Facilities as more particularly described in the Purchase Agreement (collectively, the “Transaction”). In connection with the Transaction, the Company has agreed to guarantee certain obligations of the Seller under the Purchase Agreement.

The aggregate purchase price for the Facilities is $225 million payable in cash. The Purchase Agreement includes customary representations, warranties, indemnities and covenants. Consummation of the Transaction is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Approval”). Subject to certain limitations, either the Buyer or the Seller may terminate the Purchase Agreement if the Transaction is not consummated by November 18, 2026. The Transaction is expected to close on the later of June 12, 2026 or following HSR Approval.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On May 26, 2026, the Company issued a press release announcing that its indirect wholly owned subsidiary, Cogent Fiber, LLC, has entered into a definitive agreement to sell 10 data center facilities for an aggregate purchase price of $225 million in cash. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1*	Purchase and Sale Agreement, dated May 22, 2026.
99.1	Press Release of Cogent Communications Holdings, Inc., dated May 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) and Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

Dated: May 26, 2026	By:	/s/ David Schaeffer
		Name:	David Schaeffer
		Title:	President and Chief Executive Officer